SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2014

NOBILITY HOMES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-06506	59-1166102
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3741 S W 7th Street
Ocala, Florida	34474
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (352) 732-5157

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On February 28, 2014 Nobility Homes, Inc. (the “Company”), held an annual meeting of its shareholders to vote on the following proposals:

Proposal One: The board of directors nominated five nominees to stand for election at the meeting and each of the nominees were elected by a plurality of votes cast by shares entitled to vote at the meeting. Therefore, in accordance with the voting results listed below, the nominees were elected to serve until the next annual meeting and until their successors are elected and qualified.

Nominee:	Votes For:	Votes Against:	Votes Withheld:	Broker Non-Votes:
Terry E. Trexler	3,070,580	0	731	0
Richard C. Barberie	3,064,580	0	6,731	0
Robert P. Holliday	3,064,580	0	6,731	0
Robert P. Saltsman	3,064,580	0	6,731	0
Thomas W. Trexler	3,070,580	0	731	0

Proposal Two: To conduct an advisory vote on the frequency of the advisory shareholder vote on the compensation of the Company’s named executive officers. In accordance with the voting results listed below, the Company will conduct an advisory vote on executive compensation every three years.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
322,742	2,536	2,299,022	447,011	0

Proposal Three: To conduct an advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the Company’s Definitive Proxy Statement. In accordance with the voting results listed below, the Company’s executive compensation as disclosed in the Company’s Definitive Proxy Statement has been approved.

Votes For:	Votes Against:	Abstain:	Broker Non-Votes:
2,620,738	2,450	448,123	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBILITY HOMES, INC.

March 11, 2014	By:	/s/ Lynn J. Cramer, Jr.
Lynn J. Cramer, Jr., Treasurer
and Principal Accounting Officer